Exhibit 10.105
AMENDMENT NO. 3 TO
THE DYNEGY INC. MASTER RETIREMENT TRUST
WHEREAS, Dynegy Inc. (“Dynegy”) and The Northern Trust Company (the “Trustee”) entered into a master trust agreement known as the Dynegy Inc. Master Retirement Trust (the “Master Trust”), effective as of December 13, 2001;
WHEREAS, the Master Trust has been heretofore amended;
WHEREAS, Article Nine of the Master Trust provides that Dynegy may, with the consent of the Trustee, amend the Master Trust in whole or in part by instrument in writing delivered to Trustee;
WHEREAS, Sithe Energies, Inc. (“Sithe”), a subsidiary of Dynegy, has heretofore established and maintains the Sithe Stable Pension Account Plan (the “Plan”);
WHEREAS, Sithe has appointed the Dynegy Inc. Benefit Plans Committee (the “Committee”) as the “Plan Administrator” of the Plan;
WHEREAS, Article 10 of the Plan provides that the Committee, as Plan Administrator, shall have the sole responsibility to exercise such powers and duties with respect to the assets of the Plan as are delegated to the Plan Administrator under the applicable trust agreement;
WHEREAS, Sithe has terminated the Plan’s participation in the Master Trust For Tax-Qualified Plan Assets by and between Massachusetts Fidelity Trust Company and Diversified Investment Advisors, Inc. (the “Diversified Master Trust”), effective as of November 30, 2005; and
WHEREAS, Sithe has directed that the Plan’s interest in the Diversified Master Trust be wired to the Trustee, effective as of December 1, 2005;

NOW, THEREFORE, in consideration of the above premises, the Master Trust is hereby amended as follows, effective as of December 1, 2005:
I.
Sithe, in its capacity as Plan sponsor, hereby adopts the Master Trust as a funding medium for the Plan. The Trustee shall add the Plan assets wired from the Diversified Master Trust to the Master Trust. Further, in accordance with the provisions of the Plan and the Master Trust, the Committee shall be the fiduciary that has responsibility for Plan investments and the fiduciary with responsibility for administering the Plan.
II.
The first paragraph of the Master Trust shall be deleted and the following shall be substituted therefor:
“THIS AGREEMENT, effective as of the 13th day of December, 2001, is made between DYNEGY INC., an Illinois corporation, herein referred to as the “Company,” and THE NORTHERN TRUST COMPANY, an Illinois corporation, of Chicago, Illinois, as Trustee, and constitutes a restatement into a single trust agreement known as the DYNEGY INC. MASTER RETIREMENT TRUST agreement of the several trust agreements for the plans that are listed in the attached schedule, which trust agreements were heretofore made by the Company and its Subsidiaries and under which the Trustee is accepting appointment as successor trustee. The schedule may be amended from time to time by the Company to reflect the adoption of this agreement and the Trust by the Company or a Subsidiary as the funding medium with respect to a Plan.”
III.
The Schedule to the Master Trust shall be deleted and replaced with the Schedule attached hereto.

IV.
This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument. Except as modified herein, the Master Trust shall remain in full force and effect.
IN WITNESS WHEREOF, the undersigned has caused this Amendment No. 3 to the Master Trust to be executed on this 28th day of November 2005, to be effective as of December 1, 2005.

DYNEGY INC.
By:	/s/ [ILLEGIBLE]
	Title:	Sr.Vice President, Human Resources

SITHE ENERGIES, INC.
By:	/s/ [ILLEGIBLE]
	Title:	Sr. Vice President

THE NORTHERN TRUST COMPANY
By:	/s/ [ILLEGIBLE]
	Title:	Vice President

DYNEGY INC.
MASTER RETIREMENT TRUST
SCHEDULE
Effective December 13, 2001:
Dynegy Inc. Retirement Plan (formerly named the Illinois Power Company Retirement Income Plan for Salaried Employees)
Dynegy Midwest Generation, Inc. Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement (formerly named the Illinois Power Company Retirement Income Plan for Employees Covered Under a Collective Bargaining Agreement)
Dynegy Northeast Generation, Inc. Retirement Income Plan
Effective March 29, 2002:
Dynegy Midstream Services Retirement Plan
Effective December 1, 2005:
Sithe Stable Pension Account Plan

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